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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


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          (2) Form, Schedule or Registration Statement No.:


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          (3) Filing Party:


          .......................................................

          (4) Date Filed:


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CONTACT:
Stanley J. Kay, Jr.
(212) 929-5940

FOR IMMEDIATE RELEASE:

                    WYSER-PRATTE, SPEAR, LEEDS MAILS DEFINITIVE
                   SOLICITATION MATERIALS TO REXENE SHAREHOLDERS

                         SETS FEBRUARY 14 TARGET DATE FOR AGENT
                     DESIGNATIONS TO REQUIRE CALL OF SPECIAL MEETING

NEW YORK, NY, January 23, 1997 -- Guy P. Wyser-Pratte, president of Wyser-Pratte & Co., Inc., and Fred Kambeitz, managing director of Spear, Leeds & Kellogg, announced today that they have mailed definitive solicitation materials seeking the call of a Special Meeting to all shareholders of Rexene Corporation (NYSE:
RXN).

If agent designation cards are received from shareholders representing a majority of Rexene's outstanding shares, Wyser- Pratte and Spear, Leeds will call a Special Meeting. Shareholders are being asked to execute and return their GOLD agent designation cards by February 14.

As previously announced, at the Special Meeting Wyser-Pratte and Spear, Leeds would seek to replace the current Rexene Board with a slate of its own nominees who support the sale of Rexene to Huntsman Corporation or another buyer on advantageous terms.

In   a   letter   to   shareholders,    Messrs.   Wyser-Pratte   and    Kambeitz
warned   that   shareholders   "should   not  be  lulled  into  complacency"  by
the Board's recent concession that "it would not oppose a fully-financed cash offer. . . at $16 per share."

"The   Board   reveals   its   true   beliefs,  " the   letter  states, "when it
says . . .that now is not a 'propitious time' to sell the Company."

The letter also highlights the Board's artificial "roadblock" to a sale by "arbitrarily insisting that an offer must close within 60 days" even though acquisitions normally take at least 90 to 120 days to complete.

The letter encouraged all shareholders to "send a message to the Rexene Board that you want maximum value for your shares", concluding that "if you think shareholders should have the opportunity to decide the Company's future, simply execute and return the GOLD agent designation card."

Wyser-Pratte & Co., Inc. and Spear, Leeds & Kellogg together own
1,902,200 shares, about 10.1% of Rexene.

                                  #  #  #

EDITORS: For complete text of the shareholder letter, please call
MacKenzie Partners, Inc. at (800) 322-2885.